Consent of Independent Registered Public Accounting Firm

We consent to the use in the Post-Effective Amendment No. 2 to this Registration Statement (No. 333-148049) on Form S-1 of Aspect Global Diversified Fund LP of our report dated March 26, 2010, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
April 14, 2010